                                                                       EXHIBIT D


                            ZIMMERMAN SIGN COMPANY

                            REGISTRATION AGREEMENT
                            ----------------------


          THIS AGREEMENT is made as of September 30, 1998, between Zimmerman Sign Company, a Texas corporation (the "Company"), Continental Illinois Venture
                                        -------
Corporation, a Delaware corporation ("CIVC"), MIG Partners VIII, a Delaware
                                      ----
partnership ("MIG"), and each of the other persons identified on the signature
              ---
pages hereto (collectively, the "Other Stockholders" and each, an "Other
                                 ------------------                -----
Stockholder").  CIVC and MIG are referred to herein collectively as the
-----------
"Investors" and each is referred to herein individually as an "Investor."  The
 ---------                                                     --------
Investors and the Other Stockholders are referred to herein collectively as the "Stockholders" and individually as a "Stockholder".
 ------------                         -----------

          The Company, the Investors and certain of the Other Stockholders are parties to a Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"). In order to induce
                                      ------------------
the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.
                                            ---------

The parties hereto agree as follows:

          1.   Demand Registrations.
               --------------------

          (a)  Requests for Registration.  At any time after the date hereof the
               -------------------------
holders of a majority of the Investor Registrable Securities (the "Majority
                                                                   --------
Investor Holders")  may request registration under the Securities Act of 1933,
----------------
as amended (the "Securities Act") of all or any portion of their Registrable
                 --------------
Securities on Form S-1 or any similar long-form registration ("Long-Form
                                                               ---------
Registrations") or on Form S-2 or S-3 or any similar short-form registration
-------------
("Short-Form Registrations") if available. All registrations requested pursuant
  ------------------------
to this paragraph l(a) are referred to herein as "Demand Registrations."  Each
                                                  --------------------
request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of disposition. Within ten
(10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b)  Long-Form Registrations.  The Majority Investor Holders shall be
               -----------------------
entitled to request two (2) Long-Form Registrations in which the Company shall pay all Registration

Expenses (as defined in Section 6(a)) associated with the public offering of the
                        ------------
Company's equity securities Investor Holders. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and neither the last nor any subsequent Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell all of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the Long-Form Registrations.

          (c)  Short-Form Registrations.  In addition to the Long-Form
               ------------------------
Registrations provided pursuant to Section l(b), the Majority Investor Holders
                                   ------------
shall be entitled to request five (5) Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that in each such Short-Form Registration the holders of Registrable Securities shall request to include in such registration at least 25% of the Registrable Securities held by them in the aggregate as of the date hereof (or such lesser amount if less than 25% are unregistered as of such demand). Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form.

          (d)  Restrictions on Demand Registrations.  The Company shall not be
               ------------------------------------
obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to
Section 2 and in which there was no reduction in the number of Registrable
---------
Securities requested to be included. The Company may postpone for up to 180 days (from the date of the request) the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

          (e)  Selection of Underwriters.  In any Demand Registration, the
               -------------------------
Company shall have the right to select the investment banker(s) and manager(s) to administer the offering, provided that the investment banker(s) and manager(s) so selected are reasonably satisfactory to the Majority Investor Holders.

          2.   Piggyback Registrations.
               -----------------------

          (a)  Right to Piggyback.  Whenever the Company proposes to register
               ------------------
any of its securities under the Securities Act (other than pursuant to (i) a Demand Registration or (ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the
                                               ----------------------
Company shall give prompt written notice (in any event within ten (10) days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b)  Piggyback Expenses.  The Registration Expenses of the holders of
               ------------------
Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (c)  Priority on Piggyback Registrations.  If a Piggyback Registration
               -----------------------------------
is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, and (ii) second, the
    -----                                                        ------
Registrable Securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third, other securities
                                                -----
requested to be included in such registration pro rata among the holders of such securities and any other securities held by others requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration.

          (d)  Priority on Secondary Registrations.  If a Piggyback Registration
               -----------------------------------
is an underwritten secondary registration on behalf of holders of the Company's securities (other than the parties hereto) who have been granted contractual demand registration rights, and the managing underwriters advise the company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included
                                 -----
therein by the holders requesting such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder, (ii) second, the Registrable Securities requested to be included in such
             ------
registration, pro rata among the holders thereof on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third,
                                                                      -----
other securities requested to be included in such registration pro rata among the holders of such securities.

          (e)  Selection of Underwriters.  In any Piggyback Registration, the
               -------------------------
Company shall have the right to select the investment banker(s) and manager(s) to administer the offering.

          3.   Holdback Agreements.
               -------------------

          (a) The Company shall not effect any public sale or other distribution (including sales pursuant to Rule 144) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

          (b) Each holder of Registrable Securities shall not effect any public sale or other distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are eligible for inclusion (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

          4.   Registration Procedures.  Whenever the holders of Registrable
               -----------------------
Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of the Warrants held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Common Stock shall be distributed to the public), and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of requested copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such seller;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply, on a confidential basis, all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

          (m) obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

Each seller of Registrable Securities, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 4, will forthwith discontinue disposition of the Registrable Securities until receipt by the seller of Registrable Securities of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this
Section 4 or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and if so directed by the Company, such seller of Registrable Securities will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies (other than permanent file copies) then in the possession of such seller of Registrable Securities and of any underwriter or underwriters, of he prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsection (b) of this Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 4 hereof or the Advice.

          5.   Cooperation by Holders of Registrable Securities
               ------------------------------------------------

          (a) Each seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from time to time from such seller, and otherwise reasonably cooperate with the Company in connection with any registration with respect to such holder's Registrable Securities.

          (b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company hereunder to any remaining sellers who furnish such information and documents unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the or the legality of any registration statement in connection therewith.

          (c) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided in Section 4,
                                                                     ---------
the holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold and such holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

          6.   Registration Expenses.
               ----------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, commissions, and undocumented expense allowances) and other Persons (as defined in the Purchase Agreement) retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this
               ---------------------
Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Investor Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities initially requesting such registration. The Company shall not be required to pay or obtain reimbursement for excessive discounted fees and commissions attributable to a sale of the Company and fees and/or expenses of other experts retained by the holders of Registrable Securities.

          (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          (d) The Company will not bear the cost of or pay for any stock transfer tax imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Agreement.

          7.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities (requesting or joining in a registration hereunder), its officers and directors and each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement. In connection with an underwritten offering in which a holder of Registrable Securities is participating, each such holder shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The parties hereto also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such party's indemnification is unavailable for any reason.

          8.   Participation in Underwritten Registrations.  No Person may
               -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7 hereof.
                                         ---------

          9.   Definitions.
               ------------

          (a)  "Investor Registrable Securities" means (i) any Common Stock
                -------------------------------
issued to CIVC or MIG, (ii) any Common Stock issued or issuable upon the exercise or otherwise in respect of the Warrants issued pursuant to the Purchase Agreement, (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of Common Stock held by the Investors holding securities described in clauses (i),
(ii) and (iii), inclusive, above. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such night), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder.

          (b)  "Other Registrable Securities" means (i) any Common Stock held by
                ----------------------------
or issued to any Other Stockholder, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities, and the Other Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such night), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Other Registrable Securities hereunder.

          (c)  "Registrable Securities" means, collectively, the Investor
                ----------------------
Registrable Securities and the Other Registrable Securities.

          (d) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

          10.  Miscellaneous.
               -------------

          (a)  No Inconsistent Agreements.  The Company shall not hereafter
               --------------------------
enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b)  Amendments and Waivers.  Except as otherwise provided herein, the
               ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

          (c)  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (d)  Successors and Assigns.  All covenants and agreements in this
               ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; in addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (e)  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (f)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (g)  Remedies.  Any Person having rights under any provision of this
               --------
Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (h)  Governing Law.  The corporate law of the State of Texas shall
               -------------
govern all issues and questions concerning the relative rights of the Company and its stockholders and other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto without giving effect to any choice of law or conflict of law rules or provisions.

          (i)  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, sent by telecopy, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Underlying Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder upon receipt when delivered personally or by telecopy, three business days after deposit in the U.S. mail and on the first business day after deposit with a reputable overnight courier service (postage provided for and with instructions for overnight delivery). The Company's address is:

          Zimmerman Sign Company
          9846 Hwy 31 East
          Tyler, Texas 75705

          (j)  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             ZIMMERMAN SIGN COMPANY


                                             By: /s/ Jeffrey Johnson
                                                ------------------------------
                                                Name: Jeffrey Johnson
                                                Its:  Vice-President/CFO


                                             INVESTORS:
                                             ---------

                                             CONTINENTAL ILLINOIS VENTURE
                                             CORPORATION


                                             By: /s/ Robert Perille
                                                ------------------------------
                                                Name:  Robert Perille
                                                Its:   Managing Director


                                             MIG PARTNERS VIII


                                             By: /s/ Robert Perille
                                                ------------------------------
                                                Name:  Robert Perille
                                                Its:   General Partner


                                             OTHER STOCKHOLDERS:
                                             ------------------


                                             /s/ David E. Anderson
                                             ------------------------------
                                             David E. Anderson

                   SIGNATURE PAGE TO REGISTRATION AGREEMENT

                                             /s/ Tom Boner
                                             ___________________________________
                                             Tom Boner

                                             SOUTHERN INVESTORS CORP.

                                                 /s/ Steven Lapin
                                             By  _______________________________

                                             Its _______________________________


                                             SOUTHERN MORTGAGE HOLDING
                                             CORPORATION

                                                 /s/ Steven Lapin
                                             By  _______________________________

                                             Its _______________________________


                                             GENEVE SECURITIES PORTFOLIO CORP.

                                                 /s/ Steven Lapin
                                             By  _______________________________

                                             Its _______________________________


                                             GENEVE SECURITIES HOLDING CORP.

                                                 /s/ Steven Lapin
                                             By  _______________________________

                                             Its _______________________________


                                             CHAPARRAL INTERNATIONAL RE.

                                                 /s/ Steven Lapin
                                             By  _______________________________

                                             Its _______________________________

                   SIGNATURE PAGE TO REGISTRATION AGREEMENT